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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
City National Corporation:

        We consent to the use of our reports dated February 28, 2013, in the Registration Statement of City National Corporation on Form S-3 filed October 30, 2013 with respect to the consolidated balance sheets of City National Corporation and its subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Los Angeles, California
October 30, 2013

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm